AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment, effective as of October 9, 2020 (the “Amendment”), is entered into by and between, STATE STREET BANK AND TRUST COMPANY, (“State Street” or the “Transfer Agent”) and Charles Schwab Investment Management, Inc. (the Administrator”) on behalf of Schwab Strategic Trust, a Delaware statutory trust (the “Trust”).

WHEREAS, the Transfer Agent and the Administrator entered into a Transfer Agency and Service Agreement dated as of October 8, 2009 (the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	In Section 1.2 of the Agreement is hereby amended to add a new section (ix) as follows:

“(ix)	with respect to items (i) through (iii) above, the Transfer Agent may execute transactions directly with Authorized Participants;”

2.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3.

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

SCHWAB STRATEGIC TRUST

By: /s/ Mark D. Fischer
Name: Mark D. Fischer
Title: CFO & Treasurer

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC., in its
capacity as the Administrator of Schwab Strategic Trust

By: /s/ Jonathan de St Paer
Name: Jonathan de St Paer
Title: President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

Information Classification: Limited Access